CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 24, 1996, in the Registration Statement
(Form S-1 No.     ) and related Prospectus of Consolidated Cigar Holdings
Inc. for the registration of      shares of its Class A common stock.

                                      Ernst & Young LLP



New York, New York
June 25, 1996